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                                                                    EXHIBIT 23.1

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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report of the consolidated financial statements of Edison Mission Holdings Co., dated February 24, 2000 included in the prospectus, which is part of this registration statement, the use of our reports on the financial statements of Edison Mission Finance Co., Chestnut Ridge Energy Co. and EME Homer City Generation L.P. each dated February 24, 2000 included in the prospectus, which is part of this registration statement and to the incorporation by reference of our report on the consolidated financial statements of Edison Mission Energy, dated March 28, 2000 included in Edison Mission Energy's Annual Report on Form 10-K/A for the year ended December 31, 1999 and to all references to our Firm included in or made a part of the prospectus, which is part of this registration statement.

/s/ Arthur Andersen LLP

Los Angeles, California
June 8, 2000